April 2026

Pricing Supplement filed pursuant to Rule 424(b)(2) dated April 14, 2026 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$6,500,000 Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust (each, an underlying ETF). The securities may be automatically called on any call observation date.

The return on your securities is linked to the performance of each underlying ETF, and in each case not to that of the index on which such underlying ETF is based.

Unless previously automatically called, on each coupon observation date (i) if the closing price of any underlying ETF is less than its downside threshold price, you will not receive a payment on the applicable coupon payment date and (ii) if the closing price of each underlying ETF is greater than or equal to its downside threshold price, you will receive on the applicable coupon payment date a contingent quarterly coupon for each $1,000 principal amount of your securities.

Your securities will be automatically called if the closing price of each underlying ETF on any call observation date is greater than or equal to its initial ETF price, resulting in a payment on the applicable call payment date equal to the principal amount of your securities plus the contingent quarterly coupon then due. No payments will be made after the call payment date.

At maturity, if not previously automatically called, (i) if the final ETF price of each underlying ETF on the valuation date is greater than or equal to its downside threshold price you will receive the principal amount of your securities plus the contingent quarterly coupon then due and (ii) if the final ETF price of any underlying ETF is less than its downside threshold price, you will not receive a contingent quarterly coupon payment and the payment at maturity will be based on the performance of the underlying ETF with the lowest ETF performance factor. Investors will not participate in any appreciation of any underlying ETFs.

The securities are for investors who seek to earn a contingent quarterly coupon at an above current market rate in exchange for the risk of receiving few or no contingent quarterly coupons and losing a significant portion or all of the principal amount of their securities based on the performance of the worst performing underlying ETF.

FINAL TERMS (continued on PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying ETFs (each individually, an underlying ETF):

the iShares® Russell 2000 ETF (current Bloomberg symbol: “IWM UP Equity”), the Invesco QQQ TrustSM, Series 1 (current Bloomberg symbol: “QQQ UQ Equity”) and the State Street® SPDR® S&P 500® ETF Trust (current Bloomberg symbol: “SPY UP Equity”)

Indices (each individually, an index)	with respect to an underlying ETF, the index tracked by such underlying ETF
Principal amount:

$6,500,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “— Automatic call feature” below, on the stated maturity date, in addition to the final contingent quarterly coupon, if any, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	April 14, 2026
Original issue date:	April 17, 2026
Valuation date:	the last coupon observation date, July 14, 2028, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	July 19, 2028, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final ETF price of each underlying ETF is greater than or equal to its downside threshold price, $1,000; or
•
if the final ETF price of any underlying ETF is less than its downside threshold price, $1,000 × the worst performing ETF performance factor

Initial ETF price:

$268.72 with respect to iShares® Russell 2000 ETF, $628.60 with respect to the Invesco QQQ TrustSM, Series 1 and $694.46 with respect to the State Street® SPDR® S&P 500® ETF Trust. The initial ETF price of each underlying ETF is the closing price of such underlying ETF on the pricing date

Final ETF price:	with respect to each underlying ETF, the closing price of such underlying ETF on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Downside threshold price:

$201.54 with respect to iShares® Russell 2000 ETF, $471.45 with respect to the Invesco QQQ TrustSM, Series 1 and $520.845 with respect to the State Street® SPDR® S&P 500® ETF Trust, which in each case is equal to 75.00% of such underlying ETF’s initial ETF price

CUSIP / ISIN:	40059DBD8 / US40059DBD84
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $981 per security. See page PS-3 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	2.25% ($146,250 in total)*	97.75% ($6,353,750 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $22.50 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 23,911 dated April 14, 2026.

FINAL TERMS (continued)
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Call observation dates:	each coupon observation date specified in the table below commencing on July 14, 2026 and ending on April 17, 2028
Call payment dates:	the coupon payment date immediately after the applicable call observation date
Automatic call feature:

if, as measured on any call observation date, the closing price of each underlying ETF is greater than or equal to its initial ETF price, your securities will be automatically called and, in addition to the contingent quarterly coupon then due, you will receive $1,000 for each $1,000 principal amount. No payments will be made after the call payment date.

Contingent quarterly coupon :

subject to the automatic call feature, on each coupon payment date, for each $1,000 of the outstanding principal amount, the company will pay an amount in cash equal to:

•
if the closing price of each underlying ETF on the applicable coupon observation date is greater than or equal to its downside threshold price, $26.50; or
•
if the ETF closing price of any underlying ETF on the applicable coupon observation date is less than its downside threshold price, $0.00

ETF performance factor:	with respect to each underlying ETF, the final ETF price / the initial ETF price
Worst performing underlying ETF:	the underlying ETF with the lowest ETF performance factor
Worst performing ETF performance factor:	the ETF performance factor of the worst performing underlying ETF
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Coupon observation dates*	Coupon payment dates*
July 14, 2026 Ɨ	July 17, 2026
October 14, 2026	October 19, 2026
January 14, 2027	January 20, 2027
April 14, 2027	April 19, 2027
July 14, 2027	July 19, 2027
October 14, 2027	October 19, 2027
January 14, 2028	January 20, 2028
April 17, 2028	April 20, 2028
July 14, 2028 (valuation date)	July 19, 2028 (stated maturity date)
* Subject to adjustment as described in the accompanying general terms supplement Ɨ This is the first date on which your securities may be automatically called.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $981 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $19 per $1,000 principal amount).

Prior to May 28, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from May 14, 2026 through May 27, 2026, as described below). On and after May 28, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,745 dated January 20, 2026
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the closing price of each underlying ETF is at or above its downside threshold price, on the related coupon observation date. If the closing price of any underlying ETF is less than its downside threshold price on any coupon observation date, we will not pay any coupon for the related quarterly period. If the securities are automatically called, no more contingent quarterly coupon payments will be made. It is possible that the closing price of any underlying ETF could remain below its downside threshold price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying ETF was to be at or above its downside threshold price on some quarterly coupon observation dates, one or each underlying ETF may fluctuate below the downside threshold price on others. In addition, if the securities have not been automatically called prior to maturity and the final ETF price of any underlying ETF is less than its downside threshold price, investors will be fully exposed to the decline in the worst performing underlying ETF on a 1-to-1 basis, and will receive a payment at maturity that is less than 75.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlying ETF.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the closing price of each underlying ETF is at or above its downside threshold price on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if each underlying ETF closes at or above its downside threshold price on each quarterly coupon observation date until the securities are automatically called or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 75.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity

This scenario assumes that each underlying ETF closes at or above its initial ETF price on a call observation date and, as a result, the securities are automatically called for the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date. If the securities are automatically called, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a final coupon at maturity

This scenario assumes that each underlying ETF closes at or above its downside threshold price on some quarterly coupon observation dates, but one or more underlying ETFs closes below its downside threshold price on the others, and each underlying ETF closes below its initial ETF price on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which each closing price is at or above its downside threshold price on the related coupon observation date, but not for the quarterly periods for which any closing price is below its downside threshold price on the related coupon observation date. On the valuation date, each underlying ETF closes at or above its downside threshold price. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final coupon observation date.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying ETF closes at or above its downside threshold price on some quarterly coupon observation dates, but one or more underlying ETFs closes below its downside threshold price on the others, and each underlying ETF closes below its initial ETF price on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which each closing price is at or above its downside threshold price on the related coupon observation date, but not for the quarterly periods for which any closing price is below its downside threshold price on the related coupon observation date. On the valuation date, one or more underlying ETFs closes below its downside threshold price. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing ETF performance factor. Under these circumstances, the payment at maturity will be less than 75.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the closing prices on each quarterly coupon observation date, (ii) the closing prices on each call observation date and (iii) the final ETF prices. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

Diagram #2: Call Observation Dates

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Diagram #3: Payment at Maturity if the Securities are Not Automatically Called

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical closing prices of the underlying ETFs on a coupon observation date could have on the coupon payable on the related coupon payment date and (ii) the impact that various hypothetical closing prices of the worst performing underlying ETF on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying ETFs and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

For these reasons, the actual performances of the underlying ETFs over the life of your securities and the actual closing prices on any coupon observation date or call observation date, may bear little relation to the hypothetical examples shown below or to the historical closing prices shown elsewhere in this pricing supplement. For information about the historical prices of the underlying ETFs during recent periods, see “The Underlying ETFs — Historical Closing Prices of the Underlying ETFs” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying ETFs.

The below examples are based on the following terms:

Hypothetical initial ETF price:	With respect to each underlying ETF, $100.00*
Hypothetical downside threshold price:	With respect to each underlying ETF, $75.00 (75.00% of its hypothetical initial ETF price)
Contingent quarterly coupon:	$26.50 per security
Stated principal amount:	$1,000 per security

* The hypothetical initial ETF price of $100.00 for each underlying ETF has been chosen for illustrative purposes only and does not represent the actual initial ETF price for any underlying ETF.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date:

Hypothetical Coupon Observation Date	Closing Price of the Underlying ETF			Contingent Quarterly Coupon (per security)
	iShares® Russell 2000 ETF	Invesco QQQ TrustSM, Series 1	State Street® SPDR® S&P 500® ETF Trust
#1	$80.00 (at or above downside threshold price)	$90.00 (at or above downside threshold price)	$95.00 (at or above downside threshold price)	$26.50
#2	$60.00 (below downside threshold price)	$80.00 (at or above downside threshold price)	$50.00 (below downside threshold price)	$0.00
#3	$85.00 (at or above downside threshold price)	$110.00 (at or above downside threshold price)	$60.00 (below downside threshold price)	$0.00
#4 - #9	$60.00 (below downside threshold price)	$55.00 (below downside threshold price)	$55.00 (below downside threshold price)	$0.00

On hypothetical coupon observation date #1, each of the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and State Street® SPDR® S&P 500® ETF Trust close below its initial ETF price but at or above its downside threshold price. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #2 and #3, at least one underlying ETF closes at or above its downside threshold price but one or more of the other underlying ETFs closes below its downside threshold price. Therefore, the securities are not automatically called and no contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #4 through #9, each underlying ETF closes below its downside threshold price and, accordingly, the securities are not automatically called and no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the closing price of any underlying ETF is below its downside threshold price on the related coupon observation date.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Closing Price of the Underlying ETF (Final ETF Price)			Payment at Maturity
	iShares® Russell 2000 ETF	Invesco QQQ TrustSM, Series 1	State Street® SPDR® S&P 500® ETF Trust
#1	$80.00 (at or above downside threshold price)	$90.00 (at or above downside threshold price)	$85.00 (at or above downside threshold price)	$1,026.50 (the stated principal amount + the contingent quarterly coupon with respect to the final coupon observation date)
#2	$80.00 (at or above downside threshold price)	$50.00 (below the downside threshold price)	$60.00 (below the downside threshold price)	$1,000 × the worst performing ETF performance factor = $1,000 × (50.00 / 100.00) = $500.00
#3	$50.00 (below the downside threshold price)	$90.00 (at or above downside threshold price)	$60.00 (below the downside threshold price)	$1,000 × (50.00 / 100.00) = $500.00
#4	$35.00 (below the downside threshold price)	$40.00 (below the downside threshold price)	$40.00 (below the downside threshold price)	$1,000 × (35.00 / 100.00) = $350.00
#5	$30.00 (below the downside threshold price)	$35.00 (below the downside threshold price)	$35.00 (below the downside threshold price)	$1,000 × (30.00 / 100.00) = $300.00

In example #1, the final ETF price of each of the iShares® Russell 2000 ETF, Invesco QQQ TrustSM, Series 1 and State Street® SPDR® S&P 500® ETF Trust is at or above its downside threshold price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of any underlying ETF.

In examples #2 and #3, the final ETF price of one underlying ETF is at or above its downside threshold price, but the final ETF price of each of the other underlying ETFs is below its downside threshold price. Therefore, investors are exposed to the downside performance of the worst performing underlying ETF at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing ETF performance factor.

Similarly, in examples #4 and #5, the final ETF price of each underlying ETF is below its downside threshold price, and investors receive at maturity an amount equal to the stated principal amount times the ETF performance factor of the worst performing underlying ETF (i.e., the worst performing ETF performance factor). In example #4, the iShares® Russell 2000 ETF has declined 65.00% from its initial ETF price to its final ETF price, while each of the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust has declined 60.00% from its initial ETF price to its final ETF price. Therefore, the payment at maturity equals the stated principal amount times the ETF performance factor of the iShares® Russell 2000 ETF, which is the worst performing underlying ETF in this example.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

In example #5, the iShares® Russell 2000 ETF has declined 70.00% from its initial ETF price, while each of the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust has declined 65.00% from its initial ETF price to its final ETF price. Therefore, the payment at maturity equals the stated principal amount times the ETF performance factor of the iShares® Russell 2000 ETF, which is the worst performing underlying ETF in this example.

If the final ETF price of any underlying ETF is below its downside threshold price, you will be exposed to the downside performance of the worst performing underlying ETF at maturity, and your payment at maturity will be less than $750.00 per security and could be zero.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or call observation date or the originally scheduled valuation date, there are no changes in or affecting any underlying ETF, any underlying ETF stock, any policy of the applicable underlying ETF investment advisor or any method by which the publisher of the applicable underlying ETF’s index calculates its index and that the effect of any accrued and unpaid coupon has been excluded.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the closing price of each underlying ETF is equal to or greater than its initial ETF price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be $1,000.00 plus the coupon then due. If, for example, the closing prices of each underlying ETF on the first call observation date were determined to be 150.00% of its initial ETF price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 102.65% of the principal amount of your securities or $1,026.50 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying ETF.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of at least one underlying ETF is less than its initial ETF price), the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying ETF on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final ETF prices of the worst performing underlying ETF and are expressed as percentages of its initial ETF price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final ETF price of the worst performing underlying ETF, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final ETF price of the worst performing underlying ETF and the assumptions noted above.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

The Securities Have Not Been Automatically Called

Hypothetical Final ETF Price of the Worst Performing Underlying ETF (as Percentage of Initial ETF Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
103.000%	100.000%*
101.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
80.000%	100.000%*
75.000%	100.000%*
74.999%	74.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

*Does not include the final contingent quarterly coupon

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final ETF price of the worst performing underlying ETF were determined to be 30.000% of its initial ETF price, the payment at maturity that we would deliver on your securities would be 30.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 70.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final ETF price of the worst performing underlying ETF were determined to be 150.000% of its initial ETF price, the payment at maturity (excluding the final coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final ETF price of the worst performing underlying ETF over its initial ETF price.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying ETF stocks, i.e., with respect to an underlying ETF to which your securities are linked, the stocks comprising such underlying ETF. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the underlying ETFs as measured from their initial ETF prices to the closing price of the worst performing underlying ETF on the valuation date. If the final ETF price of the worst performing underlying ETF is less than its downside threshold price, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the closing price of the worst performing underlying ETF over the term of the securities. Under these circumstances, you will lose a significant portion or all of your investment, which would include any premium to the principal amount you paid when you purchased the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Price of the Worst Performing Underlying ETF

If your securities are not automatically called and the final ETF price of the worst performing underlying ETF is less than its downside threshold price, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final ETF price of the worst performing underlying ETF to its downside threshold price will not result in a loss of principal on the securities, a decrease in the final ETF price of the worst performing underlying ETF to less than its downside threshold price will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the price of the worst performing underlying ETF.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performances of the underlying ETFs, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

You May Not Receive a Contingent Quarterly Coupon on Any Coupon Payment Date

If the closing price of any underlying ETF on the related coupon observation date is less than its downside threshold price, you will not receive a coupon payment on the applicable coupon payment date. If the closing price of any underlying ETF is less than its downside threshold price on every coupon observation date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of each underlying ETF is greater than or equal to its initial ETF price. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You will receive no further payments after the securities are redeemed. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Quarterly Coupon Does Not Reflect the Actual Performances of the Underlying ETFs from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation of the Underlying ETFs

The contingent quarterly coupon for each quarterly coupon payment date is different from, and may be less than, a contingent quarterly coupon determined based on the percentage difference of the closing prices of any underlying ETF between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of any underlying ETF, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each coupon payment date. Accordingly, the contingent quarterly coupons, if any, on the securities may be less than the return you could earn on another instrument linked to any underlying ETF that pays coupons based on the performance of any underlying ETF from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Payment of the Contingent Quarterly Coupon, If Any, and the Payment at Maturity Will Be Based Solely on the Worst Performing Underlying ETF

The payment of the contingent quarterly coupon, if any, and the payment at maturity (if the securities are not automatically called) will be based on the worst performing underlying ETF without regard to the performance of any other underlying ETF. As a result, if the closing price of the worst performing underlying ETF on the applicable coupon observation date is less than the downside threshold price, you will not receive a contingent quarterly coupon with respect to such coupon observation date. Further, you could lose all or some of your initial investment at maturity if the worst performing underlying ETF performance factor is negative, even if there is an increase in the price of any other underlying ETF. This could be the case even if any other underlying ETF increased by an amount greater than the decrease in the worst performing underlying ETF.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying ETF, You Have a Greater Risk of Receiving No Contingent Quarterly Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying ETF

The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying ETF. With three underlying ETFs, it is more likely that an underlying ETF will close below its downside threshold price on any coupon observation date or on the valuation date, than if the securities were linked to only one underlying ETF. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

You are Exposed to the Market Risk of Each Underlying ETF

Your return on the securities is contingent upon the performance of each individual underlying ETF. Therefore, you will be exposed equally to the risks related to each underlying ETF. Poor performance by any of the underlying ETFs over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying ETFs. Accordingly, your investment is subject to the full market risk of each underlying ETF.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the prices of the underlying ETFs;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing prices of the underlying ETFs;
•
the dividend rates of the underlying ETF stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying ETF stocks, and which may affect the closing prices of the underlying ETFs;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying ETFs based on their historical performance. The actual performance of an underlying ETF over the life of the offered securities or the payment at maturity may bear little or no relation to the historical closing prices of the underlying ETF or to the hypothetical examples shown elsewhere in this pricing supplement.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying ETFs or the Underlying ETF Stocks

The return on your securities will not reflect the return you would realize if you actually owned the underlying ETFs and received the distributions paid on the shares of such underlying ETFs. You will not receive any dividends that may be paid on any of the underlying ETF stocks by the underlying ETF stock issuers or the shares of the underlying ETFs. See “— Investing in the Securities Is Not Equivalent to Investing in the Underlying ETFs; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stocks” below for additional information.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Investing in the Securities Is Not Equivalent to Investing in the Underlying ETFs; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stocks

Investing in your securities is not equivalent to investing in the underlying ETFs and will not make you a holder of any shares of the underlying ETFs or the underlying ETF stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying ETF stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying ETFs or the underlying ETF stocks or any other rights of a holder of the underlying ETFs or the underlying ETF stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underlying ETFs or the underlying ETF stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying ETFs or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Underlying ETFs

The Policies of the Underlying ETF Investment Advisor For Any Underlying ETF and of the Index Publisher of the Index Tracked By Any Underlying ETF Could Affect the Amount Payable on Your Securities and Their Market Value

The underlying ETF investment advisor of any underlying ETF may from time to time be called upon to make certain policy decisions or judgments with respect to such underlying ETF, including those concerning the calculation of the net asset value of such underlying ETF, additions, deletions or substitutions of securities held by such underlying ETF and the manner in which changes affecting the index for such underlying ETF are reflected in such underlying ETF that could affect the market price of the shares of that underlying ETF, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the underlying ETF investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such underlying ETF, or if the underlying ETF investment advisor discontinues or suspends calculation or publication of the net asset value of such underlying ETF, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS & Co., our affiliate — may determine the closing price of the underlying ETFs on a coupon observation date or the valuation date — and thus the amount payable on a coupon payment date or the stated maturity date, if any — in a manner it considers

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing prices of the underlying ETFs on a coupon observation date or the valuation date, as applicable, and the amount payable on your securities more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier That is an Index or an Exchange-Traded Fund” and “—Role of Calculation Agent” in the accompanying general terms supplement.

In addition, the publisher of the index of any underlying ETF owns that index and is responsible for the design and maintenance of that index. The policies of a publisher of any underlying ETF’s index concerning the calculation of a particular index, including decisions regarding the addition, deletion or substitution of the equity securities included in that index, could affect the level of that index and, consequently, could affect the market prices of shares of the related underlying ETF and, therefore, the amount payable on your securities and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Underlying ETFs or That There Will Be Liquidity in Any Such Trading Market; Further, the Underlying ETFs Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the underlying ETFs and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlying ETF or that there will be liquidity in the trading market.

In addition, each underlying ETF is subject to management risk, which is the risk that the underlying ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No underlying ETF is actively managed and each underlying ETF may be affected by a general decline in market segments relating to its index. Each underlying ETF investment advisor invests in securities included in, or representative of, its index regardless of their investment merits. The underlying ETF investment advisor does not attempt to take defensive positions in declining markets. In addition, each underlying ETF investment advisor may be permitted to engage in securities lending with respect to a portion of an underlying ETF’s total assets, which could subject the underlying ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underlying ETFs are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each underlying ETF is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the underlying ETFs will continue to meet the applicable listing requirements, or that the underlying ETFs will not be delisted.

Each Underlying ETF and Its Index Are Different and the Performance of Each Underlying ETF May Not Correlate With the Performance of Its Index

Each underlying ETF may not hold all or substantially all of the equity securities included in its index and may hold securities or assets not included in its index. Therefore, while the performance of each underlying ETF is generally linked to the performance of its index, the performance of each underlying ETF is also linked in part to shares of equity securities not included in its index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its underlying ETF investment advisor.

Imperfect correlation between an underlying ETF’s portfolio securities and those in its index, rounding of prices, changes to its index and regulatory requirements may cause tracking error, which is the divergence of an underlying ETF’s performance from that of its index.

In addition, the performance of each underlying ETF will reflect additional transaction costs and fees that are not included in the calculation of its index and this may increase the tracking error of such underlying ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each underlying ETF and its index. Finally, because the shares of each underlying ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of an underlying ETF may differ from the net asset value per share of that underlying ETF.

For all of the foregoing reasons, the performance of any underlying ETF may not correlate with the performance of its index. Consequently, the amount payable on your securities will not be the same as investing directly in each underlying ETF or in each index or in any of the respective underlying ETF stocks or in any of the respective

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

stocks comprising such index, and will not be the same as investing in a debt security with payments linked to the performance of each index.

Additional Risks Related to the State Street® SPDR® S&P 500® ETF Trust

Except to the Extent that the Common Stock of The Goldman Sachs Group, Inc. Is One of the Common Stocks Currently Held by the State Street SPDR® S&P 500® ETF Trust and One of the Common Stocks that Comprise Its Index, and Except to the Extent that GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of the State Street® SPDR® S&P 500® ETF Trust, There Is No Affiliation Between the ETF Investment Advisor or the Publisher of the State Street® SPDR® S&P 500® ETF Trust’s Index and Us

The common stock of The Goldman Sachs Group, Inc. is one of the underlying ETF stocks comprising the S&P 500® Index and is one of the common stocks currently held by the State Street SPDR® S&P 500® ETF Trust. In addition, GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the State Street SPDR® S&P 500® ETF Trust, and, at any time, may hold shares of the State Street SPDR® S&P 500® ETF Trust. Goldman Sachs is not otherwise affiliated with the ETF investment advisor or the issuers of the underlying ETF stocks. Our affiliates may currently or from time to time in the future engage in business with issuers of the underlying ETF stocks. Nevertheless, neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the State Street SPDR® S&P 500® ETF Trust or the issuers of the underlying ETF stocks. You, as an investor in the securities, should make your own investigation into the State Street SPDR® S&P 500® ETF Trust and the issuers of the underlying ETF stocks.

Other than as set forth herein with respect to The Goldman Sachs Group, Inc., neither the ETF investment advisor nor any issuers of the underlying ETF stocks are involved in the offering of the securities in any way and none of them have any obligation of any sort with respect to the securities. Neither the ETF investment advisor nor any such issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of the securities.

Additional Risks Related to the Invesco QQQ TrustSM, Series 1

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities Markets

The value of your securities is linked, in part, to the Invesco QQQ TrustSM, Series 1 that holds, in part, stocks traded in one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the Invesco QQQ TrustSM, Series 1 is not traded, the value of the foreign securities underlying the Invesco QQQ TrustSM, Series 1 may change on days when shareholders will not be able to purchase or sell shares of the Invesco QQQ TrustSM, Series 1. This could result in premiums or discounts to an underlying ETF’s net asset value that may be greater than those experienced by an underlying ETF that does not hold foreign assets.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying ETF with Underlying ETF Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying ETF with underlying ETF stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying ETF stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying ETF stocks that are currently included in an underlying ETF or that in the future are included in an underlying ETF, such underlying ETF stocks may be removed from an underlying ETF. If government regulatory action results in the removal of underlying ETF stocks that have (or historically have had) significant weight in an underlying ETF, such removal could have a material and negative effect on the price of such underlying ETF and, therefore, your investment in the securities. Similarly, if underlying ETF stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying ETF, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying ETF stocks from an underlying ETF could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

As Compared to Other Index Publishers, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index®, on the Performance of the Invesco QQQ TrustSM, Series 1 and on Your Securities

Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and, consequently, the market prices of shares of the Invesco QQQ TrustSM, Series 1, which may therefore affect the return on your securities and their market value. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

Your Investment in the Securities Will Be Subject to Foreign Currency Exchange Rate Risk

The Invesco QQQ TrustSM, Series 1 holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the Invesco QQQ TrustSM, Series 1 that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the price of the Invesco QQQ TrustSM, Series 1 may not increase even if the non-dollar value of the asset held by the Invesco QQQ TrustSM, Series 1 increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

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existing and expected rates of inflation;
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existing and expected interest rate levels;
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the balance of payments among countries;
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the extent of government surpluses or deficits in the relevant foreign country and the United States; and
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other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the securities and price of the Invesco QQQ TrustSM, Series 1 could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Securities Will Not

Your securities are linked, in part, to the Invesco QQQ TrustSM, Series 1 that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your securities, if any trading market develops, will not conform to the hours during which the currencies in which the Invesco QQQ TrustSM, Series 1 is denominated or in which the underlying ETF stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your securities. The possibility of these movements should be taken into account in relating the value of your securities to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the Invesco QQQ TrustSM, Series 1 used to calculate the amount payable on your securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities that are currently characterized as income-bearing pre-paid derivative contracts, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent quarterly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying ETFs during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent quarterly coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

The Underlying ETFs

iShares® Russell 2000 ETF

The shares of the iShares® Russell 2000 ETF (the “underlying ETF”) are issued by the iShares® Trust (the “trust”), a registered investment company.

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The underlying ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “index”). The index measures the performance of the small-capitalization sector of the U.S. equity market.
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The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The underlying ETF follows a strategy of “representative sampling,” which means the underlying ETF’s holdings are not the same as those of its index. The performance of the underlying ETF may significantly diverge from that of its index.
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The underlying ETF’s investment advisor is BlackRock Fund Advisors.
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The underlying ETF’s shares trade on the NYSE Arca under the ticker symbol “IWM”.
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The trust’s SEC CIK Number is 0001100663.
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The underlying ETF’s inception date was May 22, 2000.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Invesco QQQ TrustSM, Series 1

The shares of the Invesco QQQ TrustSM, Series 1 (the “underlying ETF”) are issued by the Invesco QQQ TrustSM (the “trust”), a registered investment company.

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The underlying ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of the Nasdaq-100 Index® (the “index”). The index includes securities of 100 of the largest domestic and international non-financial companies listed on The Nasdaq Stock Market LLC based on market capitalization.
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The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
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The underlying ETF’s investment advisor is Invesco Capital Management, LLC
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The underlying ETF’s shares trade on the Nasdaq under the ticker symbol “QQQ”.
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The trust’s SEC CIK Number is 0001067839.
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The inception date for purposes of the shares was March 10, 1999.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

State Street® SPDR® S&P 500® ETF Trust

The units of the State Street® SPDR® S&P 500® ETF Trust (the “underlying ETF”) are issued by State Street® SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.

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The underlying ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “index”). The index includes 500 selected companies listed on national stock exchanges and spanning a broad range of major industries.
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The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
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The underlying ETF does not have an investment advisor. Its investments are adjusted by the trustee. The underlying ETF’s trustee is State Street Global Advisors Trust Company.
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The trust’s sponsor is PDR Services, LLC.
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The underlying ETF’s units trade on the NYSE Arca under the ticker symbol “SPY”.
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The trust’s SEC CIK Number is 0000884394.
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The inception date for purposes of the units was January 22, 1993.

Effective January 26, 2026, the underlying ETF changed its name from SPDR® S&P 500® ETF Trust to State Street® SPDR® S&P 500® ETF Trust.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Historical Closing Prices of the Underlying ETFs

The closing prices of the underlying ETFs have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying ETFs have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of any underlying ETFs during any period shown below is not an indication that such underlying ETF is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical closing prices of an underlying ETF as an indication of the future performance of that underlying ETF, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying ETF or the underlying ETF stocks will result in you receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying ETFs. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying ETFs between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying ETFs. The actual performance of each underlying ETF over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical closing prices shown below.

The graphs below show the daily historical closing prices of each underlying ETF from January 1, 2021 through April 14, 2026. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® Russell 2000 ETF

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Historical Performance of the Invesco QQQ TrustSM, Series 1

Historical Performance of the State Street® SPDR® S&P 500® ETF Trust

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying ETFs, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that coupon payments will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a non-United States holder of the securities, we intend to withhold on coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty. In addition, upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $22.50 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on April 17, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

April 2026

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Price of the Worst-Performing of the iShares® Russell 2000 ETF, the Invesco QQQ TrustSM, Series 1 and the State Street® SPDR® S&P 500® ETF Trust due July 19, 2028

Principal at Risk Securities

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

April 2026